UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 4, 2016
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Effective at the close of business on March 4, 2016, we amended our second amended and restated certificate of incorporation to effect a 1-for-10 reverse split of our common stock (the “Reverse Split”). Immediately following the effectiveness of the Reverse Split, there were approximately 858,140 shares of our common stock outstanding. Stockholders will receive a cash payment in lieu of any issuance of fractional shares. The number of shares of common stock issuable upon exercise or conversion of all outstanding options, warrants and convertible debt and the associated exercise or conversion prices will be adjusted accordingly for the Reverse Split.

At our special meeting of stockholders held on February 8, 2016, our stockholders approved an amendment to our certificate of incorporation that would effect a reverse split of our common stock at a ratio between 1:5 to 1:10 to be determined by the board of directors in its. Our stockholders further authorized the board of directors to determine the ratio at which the reverse split would be effected by filing an appropriate amendment to our certificate of incorporation. Our board of directors authorized the ratio of the Reverse Split on February 24, 2016.

A copy of the amendment to our certificate of incorporation is attached as Exhibit 3.1 and is incorporated by reference herein.

ITEM 7.01	REGULATION FD DISCLOSURE

On March 4, 2016, we issued a press release announcing the Reverse Split. A copy of the press release is furnished as Exhibit 99.1, and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title
3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Cellectar Biosciences, Inc.

99.1	Press release dated March 4, 2016, entitled “Cellectar Biosciences Announces 1-for-10 Reverse Stock Split”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2016	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Title
3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Cellectar Biosciences, Inc.

99.1	Press release dated March 4, 2016, entitled “Cellectar Biosciences Announces 1-for-10 Reverse Stock Split”

4